UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2012

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2012, Career Education Corporation (the “Company”) filed a Form 8-K regarding the appointment of Colleen M. O’Sullivan as Senior Vice President, Chief Financial Officer and Treasurer of the Company effective on August 21, 2012. At the time of the filing, information concerning the revised compensation arrangements for Ms. O’Sullivan in her new position was not available, and this information was determined on September 12, 2012. Ms. O’Sullivan’s revised base annual salary is $355,000 and her target annualized payment under the Company’s Annual Incentive Award Program is 60% of base salary. These changes will be given retroactive effect to August 21, 2012. In addition, Ms. O’Sullivan’s long term incentive equity award target was increased to 125% of base salary, and in connection therewith the Company’s Compensation Committee awarded Ms. O’Sullivan 13,083 restricted stock units which vest on September 12, 2015 and non-qualified stock options to purchase 7,929 shares of the Company’s common stock at $3.79 per share which vest in four equal annual installments on the first through fourth anniversaries of the grant date, in each case subject to Ms. O’Sullivan’s continued employment with the Company. These grants were made pursuant to the Career Education Corporation 2008 Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers Senior Vice President, General Counsel and Corporate Secretary

Dated: September 14, 2012

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